UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 7, 2017

Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55772	47-4871012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California 92612 (Address of principal executive offices)

(949) 852-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933  (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial condition.
On November 9, 2017, Steadfast Apartment REIT III, Inc. (the “Company”) issued an earnings release announcing its financial results for the three and nine months ended September 30, 2017. A copy of the earnings release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including the related information set forth in the earnings release attached hereto as Exhibit 99.1 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On November 7, 2017, the Company’s board of directors appointed Kevin J. Keating as Chief Financial Officer of the Company, effective as of November 7, 2017. Mr. Keating, 55, has served as the Treasurer of the Company and of Steadfast Apartment Advisor III, LLC, the Company’s advisor, since August 2015 and July 2015, respectively, where he has focused primarily on the accounting function and compliance responsibilities for the Company and its advisor. Mr. Keating has also served as Treasurer of both Steadfast Income REIT, Inc. and Steadfast Apartment REIT, Inc. since April 2011 and September 2013, respectively. In addition, Mr. Keating has served as Chief Accounting Officer of Steadfast Income Advisor, LLC and Treasurer of Steadfast Apartment Advisor, LLC since April 2011 and September 2013, respectively. Mr. Keating served as the controller of Steadfast Income REIT, Inc. from January 2011 to March 2011. Prior to joining Steadfast Companies, Mr. Keating served as Senior Audit Manager with BDO USA, LLP (formerly BDO Seidman, LLP), an accounting and audit firm, from June 2006 to January 2011. From June 2004 to June 2006, Mr. Keating served as Vice President and Corporate Controller of Endocare, Inc., a medical device manufacturer. Mr. Keating has extensive experience working with public companies and served as Assistant Controller and Audit Manager for Ernst & Young from 1988 to 1999. Mr. Keating holds a Bachelor of Science, Accounting from St. John’s University in New York, New York and is a certified public accountant.

Mr. Keating did not enter into an employment agreement with the Company in connection with his appointment as the Company’s Chief Financial Officer, and the appointment of Mr. Keating as the Company’s Chief Financial Officer was not made pursuant to any arrangement or understanding between Mr. Keating and any other person. Mr. Keating does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there are no family relationships between Mr. Keating and any of the Company’s executive officers or directors required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 8.01	Other Events.
On November 7, 2017, the Company’s board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day for the period commencing on January 1, 2018 and ending on March 31, 2018. The distributions will be calculated at a rate of $0.004110 per share of the Company’s Class A common stock, calculated at a rate of $0.003457 per share of the Company’s Class T common stock based on a distribution and shareholder servicing fee of 1.0%, calculated at a rate of $0.003376 per share of the Company’s Class T common stock based on a distribution and shareholder servicing fee of 1.125%, calculated at a rate of $0.00394521 per share of the Company’s Class R common stock based on a distribution and shareholder servicing fee of 0.27% and calculated at a rate of $0.00369863 per share of the Company’s Class R common stock based on a distribution and shareholder servicing fee of 0.67% per day. The distributions for each record date in January 2018, February 2018 and March 2018 will be paid in February 2018, March 2018 and April 2018, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	Earnings Release, dated November 9, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	November 9, 2017	By:	/s/ Kevin J. Keating______________
Kevin J. Keating
Chief Financial Officer